FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased

Under the Trust’s Rule 10f-3 Procedures

1.

Name of Purchasing Portfolio: BlackRock Global Allocation Fund, Inc. (US) (BR_GAF), BlackRock Global Dynamic Equity Fund (US) (BR_GDE), BlackRock Global Allocation Portfolio (Ins - Series) (BVA_GA), BlackRock Global Allocation V.I. Fund (US) (BVA_GAVI), TA IDEX Mercury Global Allocation (E_AT-GA), Mass Mutual Global Allocation Fund-US Trading Sleeve (E_MM-GA), Global Financial Services Master Trust (MF_GFS)

1.

Issuer:    MetLife, Inc.

3.

Date of Purchase:  08/03/2010

4.

Underwriter from whom purchased:  Deutsche Bank Securities Inc.

5.

Name of Affiliated Underwriter (as defined in the Trust’s procedures) managing or participating in syndicate:  PNC Capital Markets LLC

a.

List Members of Underwriting Syndicate: Merrill Lynch, Pierce, Fenner & Smith, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., UBS Securities LLC, Wells Fargo Securities, LLC, Sanford C. Bernstein & Co., LLC, Macquarie Capital (USA) Inc., Sterne, Agee & Leach, Inc, BNP Paribas Securities Corp, RBS Securities Inc., SG Americas Securities, LLC , Cowen and Company, LLC, Daiwa Capital Markets America Inc., Dowling & Partners Securities, LLC, PNC Capital Markets LLC, Scotia Capital (USA) Inc, UniCredit Capital Markets, Inc., The Williams Capital Group, L.P., BNY Mellon Capital Markets, LLC, Commerzbank Capital Markets Corp., Mitsubishi UFJ Securities (USA), Inc., Raymond James & Associates, Inc., Santander Investment Securities Inc., Loop Capital Markets LLC, Blaylock Robert Van, LLC, Cabrera Capital Markets, LLC, Guzman & Company, Muriel Siebert & Co., Inc., Samuel A. Ramirez & Co., Inc., CastleOak Securities, LP, MFR Securities, Inc., Toussaint Capital Partners, LLC

6.

Aggregate principal amount purchased (out of total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): (BR_GAF) 605,400 shares out of 75,000,000 shares offered; (BR_GDE) 20,200 shares out of 75,000,000 shares offered; (BVA_GA) 4,300 shares out of 75,000,000 shares offered; (BVA_GAVI) 92,900 shares out of 75,000,000 shares offered;(E_AT-GA) 6,900 shares out of 75,000,000 shares offered; (E_MM-GA) 7,100 shares out of 75,000,000 shares offered; (MF_GFS) 8,800 shares out of 75,000,000 shares offered

7.

Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): 3,000,000 shares out of 75,000,000 shares offered

8.

Purchase price (net of fees and expenses):  $42.00

9.

Date offering commenced (if different from Date of Purchase):

10.

Offering price at end of first day on which any sales were made:

11.

Have the following conditions been satisfied:

Yes

No

a.

The securities are part of an issue registered under

the Securities Act of 1933, as amended, which

is being offered to the public, or are Eligible Municipal

Securities, or are securities sold in an

 Eligible Foreign

Offering or are securities sold in an Eligible Rule 144A

Offering or part of an issue of government

securities.

_X__

___

b.

The securities were purchased prior to the

end of the first day on which any sales

were made, at a price that was not more

than the price paid by each other

purchaser of securities in that offering

or in any concurrent offering of the

securities (except, in the case of an

Eligible Foreign Offering, for any rights

to purchase required by laws to be granted

to existing security holders of the

Issuer) or, if a rights offering, the

securities were purchased on or before the

fourth day preceding the day on which the

rights offering terminated.

_X__

___

c.

The underwriting was a firm commitment

underwriting.

_X_

___

d.

The commission, spread or profit was

reasonable and fair in relation to that

being received by others for underwriting

similar securities during the same period.

_X_

___

e.

In respect of any securities other than

Eligible Municipal Securities, the issuer

of such securities has been in continuous

operation for not less than three years

(including the operations of predecessors).

_X__

___

a.

Has the affiliated underwriter confirmed

that it will not receive any direct or indirect

benefit as a result of BlackRock's participation

in the offering?

_X__

___

Approved By: _ __Kim Moore

Date:       __08/24/10___

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